As filed with the U.S. Securities and Exchange Commission on September 7, 2001

                              REGISTRATION NO. 333-
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM SB-2/A

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   TOKS, INC.

                 (Name of Small Business Issuer in its charter)


                            Delaware 7380 95-4565943
         ---------------------------- ----------------- ----------------
         (State or other jurisdiction (Primary Standard (I.R.S. Employer of Industrial Classification Identification
               incorporation or organization) Code Number) Number)

                         -------------------------------

                           4234 Montclair Street #103
                          Los Angeles, California 90018

                                  323-732-0960



                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
                               EXECUTIVE OFFICES)
               --------------------------------------------------

                                  Ade Ogunjobi
                           4234 Montclair Street #103
                          Los Angeles, California 90018

                                  323-732-0960
           (Name, Address, And Telephone Number Of Agent For Service)
       ------------------------------------------------------------------
                                   COPIES TO:

                                  Ade Ogunjobi
                   Founder, Chairman & Chief Executive Officer

                            ------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    20 SHARES


                                      TOKS


                                  COMMON STOCK


     Toks, Inc. (the "Company") is a development stage company that will engage in diversified operations like production of entertainment and media contents as in future films, television projects, cable projects, recorded music. Other operations will include telecommunication as in long and local services, wireless operations, automotive manufacturing, hotel and casino, real estate holdings, cable systems, broadcasting, satellite operation, oil and energy and housing development. The Company will acquire existing privately or publicly traded entities to meet its operations. The Company will also finance entertainment and media contents as in production. The Company will be filing its first all stock "tender offers" to acquire publicly traded entities in auto manufacturing, telecommunication, cable systems, broadcasting and satellite operation, after the initial public offering. The purpose of this offering is to register our securities in order to file the tender offers within 30 days after the Securities and Exchange Commission (the "Commission") has declared the Company's securities "effective" for sale to the public. (Please see "Tender Offer(s)" and "Correspondence" in "Business"). The Company has had no revenues from its inception, product sales and is offering for sale 20 Class A shares of Common Stock, no par value, (the "Shares").

     We are offering the Shares on a "best efforts" basis with no aggregate minimum offering specified. (See "Plan of Distributions").

     There has been no market for the Company's common stock ( "Common Stock") as in Class A prior to this offering and there can be no assurance that the public market will develop by reason of this offering. If such market should develop, there is no assurance that it will be sustained, or it will develop into market greater than a limited market. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship on the Company's assets, operations, book value or other established criteria of value. (See "Risk Factors" and Dilution").


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. SEE "RISK FACTORS" AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                            UNDERWRITING
                                            DISCOUNTS AND           PROCEEDS TO
                    PRICE TO PUBLIC(1)      COMMISSIONS (2)         COMPANY (3)
                    ------------------      ---------------         -----------

Per Share              $  5,000.00             $ --               $  5,000.00
Total Offering         $100,000.00             $ --               $100,000.00


Our offering of shares as in Class A common shares will terminate no later than 30 days after the date of this Prospectus (the "Termination Date").


(1) Shares are being offered at a price of $5,000.00 per Share which was arbitrarily determined. Payment in full is due upon subscription. This offering will terminate on or before 30 days after the date of this Prospectus, unless all of the Shares offered hereby are sold prior to such date. When subscriptions are received and accepted, investor(s) whose subscriptions for Shares have been accepted will be issued Common Stock as in Class A certificates evidencing the number of Shares acquired. (See "Stock Purchase Information" and "Plan of Distribution.")
(2) The Shares are being offered by the Company on a "best efforts" basis with respect to the Shares up to the maximum number of Shares being offered hereby. There is no underwriter or independent broker/dealer involved in the distribution of Shares. The offering of Shares will be made by the Company's founder/officer without use of an underwriter or any independent broker/dealer. No underwriting discounts or commissions will be paid to such founder/officer. It is our intention to offer and sell the Shares by contacting prospective investor(s) through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investor(s). (See "Stock Purchase Information" and Plan of Distribution.")
(3) This  amount  is before  deducting  of the  offering  and  related  expenses incurred in connection with this offering which are estimated to be approximately $1,000.00 and include filing, printing, electronic delivery and other miscellaneous fees.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by reference to the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus.

The Company.

     Toks, a Delaware corporation, is a development stage company founded February, 1996 with the purpose to produce entertainment and media contents like feature films also known as theatricals, recorded music, television projects as in drama, comedy/sitcom, animation and theme parks. Other diversified operations like telecommunication as in long and local services, wireless operations, automotive manufacturing, hotel and casino, real estate holdings, cable systems, broadcasting, satellite operation, oil and energy and housing development will be included in form of expansion.

     There are no products as in developed and financed for distribution in North America and around the globe due to the enormous tasks to raise capital for such endeavors became impossible. Which is the purpose of the Company's initial public offering to gain access to capital markets in terms of both "equity" and "debt" instruments to raise capital and conduct acquisitions with the newly registered "currency" also known as "stock."

         The Company structured a business plan that will allow a small initial public offering by filing registration with the United States Securities and Exchange Commission to register only 20 Class A common shares. After the United States Securities and Exchange Commission has declared such 20 shares "effective" for sale to the public, Toks will sell such registered securities to its own "buyers" that will purchase the shares in the open market.

     The next step is to contact the Company's main "bank" to arrange $10 billion in loan syndication or issue high yield bonds or convertible bonds by using the "negotiable instruments" available to a public company because of access to "capital markets."

         A "Shelf" registration of Class A common shares of total $2 trillion will be registered with the United States Securities and Exchange Commission for issue to conduct an all stock "tender offers" to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock and AT&T Corporation in stock. All in heavy premium due to the Company's share price. Toks will become a "parent" Company and the acquired entities will become "wholly" owned subsidiaries.

     After the completion of the acquisitions in stock that will include observing any requirements regulators proposed in order to approve the complete acquisitions of these publicly traded entities; plus the approval of the mergers and acquisitions transaction by both shareholders of Toks and shareholders of General Motors Corporation and its subsidiaries, Hughes Electronics Corporation; AT&T Wireless, Services Inc. and AT&T Corporation.

     The Company's goal is to combine both AT&T cable unit and General Motors Corporation's Hughes Electronics' DirecTV to turn it into an entertainment and media power house. A division called Toks Entertainment will be formed to accommodate the combination of these units.

     The Company has only a "temporary" office in Los Angeles, California. Contact telephone number is (323) 732-0960. Numbers of employees are zero. The founder is the only employee that has been working without pay since the inception of the Company.


The Offering.

     We are offering the Shares on a "best efforts" basis.

     There has been no market for our Common Stock of Class A prior to this offering and we do not currently have any arrangements, commitments, or understandings with any persons with respect to the creation of a public market for our Common Stock. Therefore, there can be no assurance that a public market will develop by reason of this offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market. The initial public offering price for our Shares as in Class A common Shares has been determined solely by us and does not necessarily bear any direct relationship to our assets, operations, book or other established criteria of value. See "Risk Factors," "Dilution" and "Plan of Distribution."

Securities Offered ...................  20 Class A shares of Common Stock

Shares to be Outstanding After the
Offering..............................  20 Class A Shares  of  Common  Stock and
                                        270,000,000  unregistered Class A Common
                                        Stock as in Founder's  Shares.  Total of
                                        290,000,000  Class A  Shares  of  Common
                                                                          Stock.



Use of Proceeds.......................  We intend to use all net proceeds of this  offering  to  set  up a  corporate
                                        account  with  the   company's   primary
                                        "bank" that will provide the one-stop shop financial products and services. This will establish a "relationship" between the Company and the Bank.

Voting rights.........................  Each Class A common  share will  entitle its  holder to one vote per share on all
                                        matters   submitted   to   a   vote   of
                                        shareholders of Toks. The Founder's goal on voting rights is to allow all Class A holders to have a say about the our Company's assets and its ownership which will be owned by Shareholders, not the Founder or management team. Of course, daily operations of the Company will be in the hands of management team and employees, at the same time Shareholders will be able to vote on sale of assets that are not required by regulators in terms any future acquisitions of other entities.

Dividend and distribution policy....    The Company do not  anticipate to pay
                                        dividends.

Proposed NYSE Symbol.. .............    TOKS


RISK FACTORS

     See "Risk Factors" for a detailed discussions of certain risk factors that should be considered by prospective investors in connection with an investment in the Shares as in Class A offered hereby, including, without limitation:

     *    We are a development stage company

     * No revenues, sales, experienced management team, employees, permanent headquarters and capital as in liquidity.

     * We expect to encounter significant competition in our market(s) from other entities from small, medium to large domestic and international competitors.

     * We have no audited financial statements to show proof of operations of the company in any capacity. Due to non products sales and operations.

SUMMARY FINANCIAL INFORMATION.

     Selected Consolidated Financial Data. The following selected consolidated historical financial data as of and for the years ended December 31, 2000, 1999, 1998, 1997, and 1996 has been derived from our Financial Statements, which have not been audited by any professional or independent auditors. This is unaudited financial information. This information should be read in conjunction with the "Founder's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and the Notes to the Consolidated Financial Statements, which are not included herein due to lack of product(s) sales, revenues, net profits and operating costs.


                     As of for the years ended December 31,
                      (in hundreds, except per share data)

                                                                                          Nine months
                                                                                              Ended
                                                                                            August 30,
                                                                                        ---------------

                                            2000     1999     1998     1997     1996    2001     2000
                                            ----     ----     ----     ----     ----    ----     ----
                                                                                         (Unaudited)


Operating results:
    Revenues...........................     ----     ----    ----     ----     ----     ----     ----
    COGS...............................     ----     ----    ----     ----     ----     ----     ----
    Research & Development expenses ...     ----     ----    ----     ----     ----     ----     ----
    Selling, General & Administrative..     ----     ----    ----     ----     ----     ----     ----
    Operating loss.....................     ----     ----    ----     ----     ----     ----     ----
    Net income.........................     ----     ----    ----     ----     ----     ----     ----

Basic & diluted (loss) per share            ----     ----    ----     ----     ----     ----     ----

Balance sheet data:
    Cash & cash equivalents...........      ----     ----    ----     ----     ----     ----     ----
    Total assets......................      ----     ----    ----     ----     ----     ----     ----
     Long-term debt...................      ----     ----    ----     ----     ----     ----     ----



                                  RISK FACTORS

     ALL STATEMENTS, TREND ANALYSIS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS REGARDING MARKETS FOR OUR PRODUCTS, TRENDS AND NET REVENUES, GROSS MARGINS AND OTHER ANTICIPATED EXPENSE LEVELS, AND ANY STATEMENT THAT CONTAINS THE WORDS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND" AND OTHER SIMILAR EXPRESSIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO BUSINESS AND ECONOMIC RISKS, INCLUDING THOSE RISKS IDENTIFIED IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS AND OUR ACTUAL RESULTS OF OPERATION MAY DIFFER SIGNIFICANTLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS WHEREVER THEY MAY APPEAR IN THIS PROSPECTUS.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING.

     THOUGH THE COMPANY PLANS TO FILE AN ALL STOCK "TENDER OFFERS" TO ACQUIRE ESTABLISHED PUBLICLY TRADED ENTITIES, THERE ARE NO GUARANTEES THE SHAREHOLDERS OF SUCH TARGETED ENTITIES WILL ACCEPT THE TENDER OFFERS. BE IT WITH SMALL OR HIGH PREMIUM. THE COMPANY WILL JUST TAKE ITS TENDER OFFERS DIRECTLY TO THE SHAREHOLDERS OF TARGETED ENTITIES, THIS MAY MAKE IT EXPENSIVE REGARDLESS OF THE PREMIUM.

     1.   LIMITED  OPERATING  HISTORY;   UNPROFITABLE  HISTORY;   GOING  CONCERN
          OPINION.

     We are a development stage company incorporated on February 12, 1996. Accordingly, we have only limited operating history upon which an evaluation of our business can be based. Our operations must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to develop our products and services in the entertainment and media sectors. There can be no assurance that we will be successful in addressing such risks.

     We have experienced enormous limited access to capital markets. Even though no professional accountants have issued a "Going Concern" opinion in connection with our financial statements, this is the case without professional opinion. This means that substantial doubt about our ability to continue as a going concern.

     2.   NEW PRODUCT, NEW UNCERTAIN MARKET.

     The entertainment and media contents that will serve as our products that will be released in the markets as in movie theaters for exhibition are considered "new" due to the audiences' response. This also may result in theaters owners in the exhibition to decline to accept the content as a theatrical film or feature film to exhibit in their theaters. Also new television programs are produced by others that can saturate the markets that will affect our own contents to gain substance audience or market share.

     There are no creative talents like writers/screenwriters, directors, producers and executive producers affiliated with this Company. There are few contents under development as in future films and television projects by the Company's founder, at the same time such projects may never be full developed or made into contents for viewing. If some of these projects even got financed after full development, there are no guarantees the Company will realize its investment on such projects.

     We do not have any distribution contracts with large entertainment and media conglomerate with enormous distribution pipelines that will handle distribution of our entertainment and media contents. Even though if we conduct acquisitions to acquire an entity with the capacity to handle all the distribution of our entertainment and media contents, we will still be faced with tremendous elements of risks in terms of audiences, printing costs, advertising costs, marketing costs, bootleg, non-payment of fess from sub-distributors, lawsuits to collect, defaults, etc.


     3.   ASSUMPTION  OF  HEAVY  DEBTS  &  Corporate  Expenditures  of  Acquired
          Entities.

     We priced our company's share price in order to carry heavy premium when we file our first all stock "tender offers" to acquire General Motors Corporation and its subsidiaries Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock; AT&T Corporation in stock, if such offer is accepted by the shareholders, we will end up with their huge debts of all combined entities that can be over $100 billion in debts. We even need to liquidate assets that are not even required by the regulators on top of the ones the regulators required us to sell in order to meet antitrust issues to pay off debts. We will carry own new debts of the first $10 billion in loan syndication, a $30 billion in "consols" bonds designed to pay interests on the notes forever, with a clause to purchase those bonds from time to time after 50 years to attract investors, another $40 billion in different issues, just to pay down all these debts. There are no guarantees that the Company will find a bank or reputable financial institution(s) like investment bank(s) to arrange these issues. There are no guarantees also that these issues or instruments will be sold if financial institutions like investment banks or banks accept to manage or underwrite the issues. If such issues are successfully sold to investors, lenders, banks, etc, they will be heavy burden on our balance sheets in the future. Of course, we will consider the secondary offering of our Class B common shares to raise $30 billion as in initial public offering. If we are successful in that, there's no guarantee of eliminating all debts, which can impact our growths because all the cash we generate from operations will be paying off debts. Severance payments to executives and employees whenever we downsize will also impact our balance sheets.

     We will also face huge corporate expenditures in terms of numbers of employees, taxes, lawsuits as in increased litigation against us as the "Parent Company" and our "Wholly" owned subsidiaries, increased in facilities to accommodate more directors, management teams, managers, employees, more expansion in already expanded acquired entities and tremendous pressure to maintain innovations as in new ventures. We will become literally "parent" to take care of our own "children." The "parent" is Toks and the "children" are acquired entities. The first "kids" (or say "grown kids") are General Motors Corporation and its subsidiaries, Hughes Electronics Corporation; AT&T Wireless Services, Inc. and AT&T Corporation, if we are successful with the all stock tender offers, even though our share price is priced purposely to carry heavy premium. At the same time when our Company's currency do find a market, the stock market is volatile in terms of trading be it above or below. The Company cannot guarantee the original Share price will trade at certain price.

     4.   COMPETITION: INDUSTRY SECTORS.

     If we are successful in our all stock tender offers to acquire these entities, we are going to face stiff competition from others that are in the same industry sectors like the acquired entities. This is not a situation where we are allowed to own AT&T, Sprint and MCI WorldCom with large market share. This is a situation despite of our ownership of these entities, General Motors Corporation will still face competition from both domestic and international automakers; AT&T Wireless, Service Inc. will still face domestic and international wireless operators/entities; AT&T Corporation will still face domestic and international cable operators, long distance providers, etc. Acquisitions of these entities by us is not the end of competition. Competition will be well and alive. The energy sector in terms of solar energy we are going to explore will face competition from traditional energy sectors like electricity; and the saturation of non-commercial and commercial use of solar energy as in "sun" that cannot be owned by few entities because "sun" belongs to the planet. There will be competition wherever go from large conglomerates to the very least of entities. Regulators will not even entertain us or any entity for that matter to dominate any markets. We will just continue to strive for excellence regardless of the competition, which is inevitable

     5.   PRODUCTS DEVELOPMENT AND PRODUCTS OFFERING.

     Our good fortunes, if they permit us to become the legal owners of these entities we will file our first all stock tender offers to acquire will enable us to manufacture automobiles, over telecommunication services as in wireless, long distance and local services where permitted, cable systems operation, energy provider as in solar energy in developing countries, entertainment and media contents, housing developments and real estate acquisitions will be our products.

     It is very expensive to develop new products like new automobile as in new design because the market response is unpredictable to such design when it's unveiled. Also if such design is successful, there are copy cats that will want to capitalize on such success, not necessarily copying our original design, but close. Also General Motors Corporation is not aggressive enough in terms of acquisitions in the automotive industry. They will rather take few equity stakes. We will reject that notion and acquire an entity as a whole rather than take equity stake. This may reduce our potential to gain access to foreign markets. The battle for DirecTV is the worst handling General Motors ever had. General Motors shouldn't allow to be bullied to give up one of the best assets in the in the world. If we become the legal owner of General Motors while DirecTV is still in its possession, we will not sell this asset. And we will have to educate the management team at General Motors that they need to be more aggressive in such situation or we will continue to veto bad judgments. If we are the parent company, we are the parent company. We owe this to our shareholders. This may lead to talented executives leaving General Motors. We as parent company will not allow the sort of "bully" tactics that have evolved in months regarding DirecTV. Strong management team would have explained this to the shareholders and hire consultants to evaluate the value of DirecTV the management team can present to its shareholders to make a good argument that this is a gem of asset. Instead they just played into the hands of "bullies." We as parent company will not stand for such demeanor from both the inside and outside. Again, this will lead to talented managers leaving.

     The solar energy situation is not really new, our forefathers and foremothers have been enjoying this gift of nature, before the other energy devised plans were established. In today's climate, we are not really such what types of components we will need to launch this venture. Also who will really benefit, what types of building structures can shift to solar energy, the costs, how many experts are out there that can provide answers, how many manufacturers of these solar components are actually in business? We don't have answers to all these questions other than just another idea on a piece of paper to explore to offer solar energy.

     Entertainment and media products/contents are the worse kinds of products any entity can produce. Due to the enormous saturation of these products in any parts of the world. In some countries, audiences can see a movie for as little as a nickel. Why would anyone wants to spend more money when you can wait to see the same thing on a video for less. Or on cable. Or on television for free. Another factor, in the entertainment and media industry that depends on contents as in "artistic" which really means "subjective" which in turns means "taste" which in turn means "unpredictable." So our Company can say this entertainment product is such a winner and it might flop big. We are not counting the enormous money that will be spent on each project. Very, very, very risky. It's a miracle some folks actually say they make money. Maybe they say that to keep working in the industry, because no one wants to hire someone that says he or she is not making any money in the industry or as an "industry insider" as they are known. That's the reason why we will continue to seek more acquisitions in other industry sectors to fill in the holes created from our entertainment and media sector.

     The  deregulation  of  telecommunication  has  brought  out  who  is who in telecommunication services. Prices are cut every time to attract consumers. Consumers are even switched without their knowledge by long distance providers which is illegal. This means the whole picture is "desperate" for telecommunication providers to make money. Enormous advertising costs. The norms are out. A potential customer can change numbers hundred times with different names, because telecommunication entities don't require a customer to provide social security numbers before they can be signed on. They run huge telephone bills and just wait for it to be disconnected. We are not even talking money that will be spent on bill collectors to collect money owed. Hackers can use technology to receive free services fro months or years. These elements will affect the bottom lines. It's a monster out there and there are no easy answers other than throwing good money to bad ventures.

     We will not allow one entity to invest large amount of capital in order to gain access to providing its products. For example, it is very unwise for AT&T Wireless division to allow NTT DoCoMo to invest $9 billion. As a parent company we will discourage such tactic and spread the supply to other potential manufacturers. This approach will result in getting investments as in capital from other potential strategic partners. But the interesting part is NTT DoCoMo raised all that $9 billion from investors. The argument is NTT DoCoMo's balance sheet is better than AT&T Wireless. Our position will be so what? This approach can be seen by Wall Street as being "snoty" (someone sent an obscene letter to the founder with that very word, because the founder was working on a concept that will pay heavy premium to the shareholders of any entities the Company will file an all stock "tender offers" for acquisition; another story) and limit our capital or liquidity. A position that may force us to sell assets that are key to our operations in order to raise capital.

     The cable operations are facing tremendous competition from satellite dish providers, even though we can be fortunate enough to certain degree to merge AT&T's cable systems and General Motors' Hughes' DirecTV operation. That will still not be enough to dominate. Because AT&T made a blunder when it acquired TCI cable, which is known for its copper wire. Now AT&T will need to upgrade those copper wires to fiber optics, the one everyone is using today. We are not such how much billions AT&T has spent on such upgrading, and they have spent some kind of money, they are in billions. Free television will still command its share. Local constituencies across United States are encouraging entities to lay more fiber optic cable in order to offer broadband services. Los Angeles City Council just voted to allow an entity to lay its own fiber optic, and they don't have to dig the ground or disrupt traffics. Even if we expand our own fiber optic operations as in cable system to development countries, we don't know how many entities already established to offer these services. Their own local politics in terms of rules and regulations addressing any fiber optic operation as in cable system operations might not work to our advantages. Another blunder is AT&T's arrogance to let go of Liberty Media, the programming arm, because AT&T doesn't want to deal with programming. Though the regulators recommended either 25% stake in Time Warner now known as AOL Time Warner or Liberty Media be sold, good management would have sold 25% stake of Time Warner now AOL Time Warner. AT&T became the largest cable operator, followed by Time Warner before it became AOL Time Warner. Why in the world AT&T management will retain that 25% stake. Just tells you the mentality of trying to control everything. And when you try to control everything, you end up losing control. Just like the conventional wisdom of when one chases two mice, one ends up with none. Toks will eliminate such mentality of trying to control everything and that can lead to talented executives leaving, because they are used to controlling everything. AT&T is paying big money to carry outside programs on its systems for its subscribers. Our believe is that a cable operator should be able to at least operate a programming arm as in cable channel to offsets some of the costs operating cable systems. Now, if we become the owner through the acquisition, we have to start from the scratch, because AT&T just completed the spinoff of Liberty Media. Even if we acquire entities that are programming-oriented as in operations, there no guarantees what regulators will demand in terms of conditions to approve.

     The real estate business is highly risky due to maintenance, property taxes, occupancy, competitions for tenants, slow economic, litigations to collect due rents payments, all these are factors. Though our potential real estate acquisitions will be to contact Bank of America and Shorenstein, the owners of Bank America Center and offer $1.1 billion in cash. At present the property is off the market. But the Company will make the initiative. Another acquisition as in potential is to acquire the 2.5 million-square-foot Warner Center AEW Capital Markets is selling. Our offer will be $500 million in cash. It is very important that the Company will be contacting these parties after we have arranged the $10 billion in loan syndication. (See "Loan Syndication" under "Business"). And there's no guarantee the Company will be the owners of mentioned real estate properties. At the same time there are other parties and real estate properties in the markets. The Company is making reference to the above mentioned properties because the Company is aware or cognizant of these properties. Even if the Company is successful in its acquisitions, we will be carrying heavy load of debts to finance part of the acquisitions, which will be coming from the $10 billion loan syndication.

         The hotel and casino industry is highly saturated and competitive. The Company might acquire either a publicly traded entity or privately held entity to gain access to experienced management team that will enable us to expand the operations. Potential expansion will take place in developing countries where uncertainties like civil unrests, corrupt governments are the elements that can emerge and affect our abilities to maximize our operations and revenues in terms of the expansion.

         Our expansion of most operations will be concentrated in both domestics as in North America and developing countries as in international. The North America will address creating jobs in neglected neighborhoods across America. Such enormous opportunities are enormous at the same time will increase in costs and conducting more capital raising activities as in both equity and debt instruments to finance these ventures and expansions. Training costs will be heavy burden due to most residents of neglected neighborhoods lack complete skills, but not talents. Also high insurance coverage will play some parts in these expansions. The international ones in terms of developing countries will be for example opening an automotive plants in these developing countries. We will face the same elements as in training, insurance, environmental issues, and lack of skills to execute such tasks. But the Company is highly committed not to lay off workers because of expansion in developing countries. It's true that labor costs in North America is different to labor costs in developing countries. The Company is not expanding in order to cut costs of alleviate our labor costs. The Company is seeking opportunities that will augment our revenues. And it will take capital to realize such goals with no guarantees as usual in any thing or tasks an entity will undertake. There are no guarantees there will be no layoffs, but at the same time the Company will not layoff hardworking workers in return for "cheap labor." We will pay our counterparts in developing countries decent wages. They are human beings and they deserve to be treated right. This approach will increase the costs of operations in both domestic and international operations.

     6.   MANAGEMENT.

     The Company has written down some interesting names that will be contacted after the registration filing and the closing of the $10 billion in loan syndication if it happens. We are looking at two entertainment attorneys, one with film background and the other with music background; a former executive of a conglomerate entertainment and media; a former commissioner of a government agency; a current executive of a conglomerate entertainment and media entity. The problem with these individuals are they are not aware of the potential to contact them. If such contact is initiated, there are no guarantees they will accept such positions. And if they do, they will be very expensive to lure them in terms of package compensations. This contact will occur if the Company is successful closing the $10 billion loan syndication before the Securities and Exchange Commission (the "Commission") clears the Company's registered securities.

     We are not different to all other entities when it comes to management team. Every entity operates with management team. It's like human being that needs to survive with the two basics: food and water. At present, the founder is the only employee. With the approval of the securities by United States Securities and Exchange Commission (the "Commission"), will allow the company to market all its business plan in terms of the $10 billion in loan syndication that will be followed by filing of an all stock tender offers to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock, AT&T Corporation in stock, will enable the company to tap into the pool of talents that will be available to us when we become the parent company of these entities as legal owner and legal closing of such acquisitions after the regulators have outlined their recommendation in terms of divesting in order to meet antitrust issues.


     7.   CONCENTRATION OF STOCK OWNERSHIP.

     This particular offering is designed to become a public entity with few registered securities the company is seeking for approval to issue to conduct large acquisition through our first all stock tender offers when we file. This means over $1 trillion in stock will be issued to complete the acquisitions.

     8.   DEPENDENCE ON OFFERING PROCEEDS AND CAPITAL MARKETS.

     There are no assets and liquid as in cash. We will depend on a prominent and experienced financial institution as in bank wit investment banking division to accept our vision in terms of arranging $10 billion in loan syndication through banks after the initial public offering that will only generate $100,000.00 assuming all the shares were sold when they are declared "effective" for sale to the public. $100,000.00 will not even cover one month of payroll. The securities will serve as our negotiable instruments to talk to lenders and financial institutions and to convince them that this is not an "hostile" takeover. This is a "rescue plan" to acquire these entities with our registered securities which will carry heavy premium at that time, but no guarantee the share price will remain the same or above when the shares are trading after the completion of the acquisitions of these entities.

     9.   DIRECTORS' AND OFFICERS' LIABILITY LIMITED.

     The Company's Bylaws provide that the directors and officers of the Company will not be held liable to the Company or its stockholders for monetary damages if he or she acted in good faith and in the manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     10.  CLASS A STOCKHOLDERS EXCLUSIVE OWNERSHIP.

     Other than the founder who is allowed to own Class A unregistered common shares, the Class A common shares will be exclusively issued to investors. This means management team will not be issued or granted Class A common shares or options to buy. The secondary offering in the future that will provide Class B common shares are the ones that will be used as compensation to management team, middle managers, employees. And conduct acquisitions of relative small to medium entities as in privately held or publicly traded. This particular approach will lead to a talented manager to either leave the company or refused to accept any employment solicitation whenever the Company is seeking new talents. The directors too will not be paid or compensated in Class A stock. This also may deter talented individuals that can bring ideas or contribute enormously.

     11.  ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE.

     Prior to this offering, there has been no public market for our Common Stock, as in Class A Common Shares, and there can be no assurance that a public trading market will develop. If developed, there can be no assurance that it will become more than a limited market. In addition, future announcements about our Company or our competitors with respect to such events as technological innovations, new product introductions, litigations, or earnings estimates and opinions published by financial analysts may cause the market price for our Common Stock to fluctuate substantially. Stock prices for many large entities fluctuate badly for reasons that may be unrelated to those companies' operating results. These fluctuations, as well as general economic, political and market conditions such as recession, may adversely affect the market price for our Common Stock.

     12.  NO UNDERWRITER OR INDEPENDENT BROKER/DEALER.

     We have not retained an underwriter or independent broker/dealer to assist in this offering of the Shares. The founder has limited experience in the offering sale of securities on behalf of an issuer, and consequently, he may be unable to affect the sale of the maximum number of Shares being offered hereby. A scenario the founder is contemplating is to sell all the Shares to its primary bank that will arrange the $10 billion loan syndication and provide all one stop shop financial products and services. The Company doesn't want to use or retain underwriter due to the enormous changes that will occur in terms of legal fees, printing costs, selling commissions, additional review and clearance by the Securities and Exchange Commission ("Commission"), National Association of Securities Dealers, Inc. and state securities authorities.

     13.  DILUTION.

     Purchasers of Common Stock offered pursuant to this offering will incur an immediate and substantial dilution in the value of their shares, and may incur additional dilution upon the filing of the Company's first all stock tender offers to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock, AT&T Wireless Services , Inc. and AT&T Corporation. And other additional acquisitions in tender offers. There is no guarantee the Company will become the parent company At the same time there's no guarantee these four U.S. publicly traded entities will be the only one the Company will acquire in its tender offers. As long as antitrust issues are met, no entity is limited to how many times it can issue its stock to conduct acquisitions of entities be it privately held or publicly traded. Assuming the all stock tender offers are successful, the Company is looking at issuing over $1 trillion in stock. That's dilution. Also the Company will continue to use its securities as negotiable instruments as in "Equity" and "Debt" instruments to raise capital or exchange with non-cash items like real estate property as in commercial and non- commercial. This will also result in dilution.

     The Founder will exercise every right to register either all his 270,000,000 Class A Common Shares or part to use as his own discretion to donate as gifts, start a foundation, start a private investment company. Founder's Shares are not restricted, but the Founder will use "conventional wisdom" to determine how many Shares he wants to donate as gifts to charity organization or liquidate for his own personal investment purposes. These are not "Restricted Securities," they are only "Unregistered Securities" under federal securities laws. The Founder is not prepared to go back to poor house while working day and night with ideas to maximize Shareholders Stock value. There's a possible chance that the Founder in his will make request spinoff of most of his Shares as in Class A to all Shareholders at no cost. This also is not guaranteed.

     14.  ARBITRARY ESTABLISHMENT OF OFFERING PRICE.

     The Offering price of the shares to be sold in connection with this offering is not based upon any factors but has been arbitrarily determined by the founder/management.

     15.  NO DIVIDENDS.

     The Company will not pay any dividends on its Common Stock. The Company do not expect to declare or pay any dividends in the foreseeable future. We intend to follow a policy of retaining al earnings, if any, to finance development and expansion of our business; pay off debts; conduct buyback of shares in the open markets.

     16.  PRIVATE PLACEMENT.

     On August 6, 2001 the Company conducted a Private Placement Offering by drafting a Private Placement Offering Memorandum and signed Shareholder
Agreement that were sent to few institutional investors and four local sophisticated investors with annual net worth of $10 million to conduct a pre-initial public offering funding. Some few banks even received solicitation which resulted in non-response and founder's "change of mind" to pursue such solicitation because the founder was getting ready to draft the "Prospectus" and he doesn't want to complicate the Company's Financial Statements. He prefers it blank, since most investors rejected his past solicitations to raise capital for almost five years. This offering wasn't successful or no response until the filing registration of our initial public offering with United States Securities and Exchange Commission (the "Commission"). The no response means no response due to any reason like party is on vacation, or traveling or investment manager hasn't had the chance to review, etc. Some of these parties may send in checks or make contact to seek how to invest. If such occur, the Company will divulge such information in its quarterly filing as required under federal securities laws. At present no response and it means the Private Placement wasn't successful. The Company will return any checks that is postmarked with a date after our registration filing of initial public offering Securities and Exchange Commission (the "Commission") has become public knowledge. We will not accept any funds after such record is now public knowledge. This is due to the Company's ability to arrange $10 billion in loan syndication while the
Securities and Exchange Commission (the "Commission") is reviewing our registration. (See "Loan Syndication" in "Business"). This might limit capital infusion from the beginning that should eliminate heavy debt as in $10 billion in loan syndication. Even though we prepared private placement memorandum for the private placement to generate such liquid. At the same time accepting funds or a successful private placement before initial public offering as in pre-IPO funding will still lead to dilution of existing shares of existing shareholders and new shares of new shareholders.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of 20 shares of Common Stock as in Class A offered hereby, after deducting expenses of the offering, are estimated to be $99,000.

     The Company will use all proceeds to open a corporate account or set up one with is chosen primary bank.

     The Company will seek to arrange a $10 billion in loan syndication to start operation in full swing and use part of the loan to conduct "Shelf" registration, cover all expenditures to file all stock tender offers to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock and AT&T Corporation in stock. The right to determine another filing to add to the all stock tender offers will remain eminent.


                                 DIVIDEND POLICY


     The Company will not pay dividends, but rather use the Company's cash resources for expansion of its operations; paying off heavy load of debts that will be assumed from acquired entities; financing subsidiaries and subsidizing their expenditures as required for any Parent Company to undertake. If there will be any dividends payments in the future, the board of directors will determine such policy to be implemented.


                                BUYBACK PROGRAMS

     The Company plans to conduct buyback programs of its own Common Stock as in Class A Common Shares in the open market. If such policy ought to be determined, the board of directors will establish such policy to be implemented.

                                 CAPITALIZATION

     The Company did not raise any capital or receive any capital. It will be very confusing to try to emulate the language of a typical prospectus when such terms will make things worse. As of June 30, 2001, and as adjusted to give effect to the sale of 20 shares of Common Stock as in Class A common shares offered by the Company hereby.


                                    DILUTION

     The Company again will not engage in terms we don't understand just for the purpose of filing registration. As a result of the sale of 20 shares of Common Stock as in Class A common shares offered by the Company hereby and the receipt of the estimated net proceeds of $99,000 therefrom, the Company's pro forma net tangible book value as of June 30, 2001 would have been $100,000.



            FOUNDER'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     There is no history of "Management Team" and the Founder will accept the responsibility to discuss such Financial Condition and Results of Operations.


OVERVIEW.

     The Company is a development stage that was launched through incorporation for the purpose of producing and financing entertainment and media contents as in feature films, recorded music, television programs as in sitcoms, drama, daytime talk show, set. The Company was incorporated in February 12, 1996. Business plan was sent to various venture capital firms; strategic partnership was proposed to conglomerate that will take convertible preferred shares in return for exclusive distribution contracts to distribute the Company's contents. No response.

     The Company has no revenue since its inception till present. Even though it receives a tax income statements from the state. No sales to record. That means no revenues to report. No employees. No payrolls. Just a "dream" working its way through the highly competitive world of corporate finance. Not to mention a virtual blocked access to capital markets that are subjected to different interpretations of what's viable as a business.

     The purpose of this registration is to register enough securities with Securities and Exchange Commission ("Commission") to qualify as a public entity and hopeful gain access to capital markets that will allow the Company to use its status as a public entity to conduct capital raising by using negotiable instruments.

     If the Company is successful to convince its bank or any bank to arrange the $10 billion that will result in launching a full scale operation of oue entertainment and media division and filing an all stock tender offers to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock and AT&T Corporation in stock, then the purpose of launching this entity almost six years ago will materialized, if the tender offers as in acquisitions are successful.

RESULTS OF OPERATIONS.

The Company had no sales, revenues and net revenues in 2001, 2000, 1999, 1998, 1997or 1996. Consequently, there was no cost of revenues or gross profits in 2001, 2000, 1999, 1998, 1997or 1996.


LIQUIDITY AND CAPITAL RESOURCES

The Company did not finance any of its operations due to lack of capital. Unsuccessful efforts to sell equities via private placement are the norm. Even with observation of federal securities laws when executing such endeavor, which is not a crime to seek capital in a proper way.

                                   BUSINESS

GENERAL.

The overall business of the Company now is to wait until the Securities Exchange Commission ("Commission") declares the registered securities "effective" for sale to the public. This will lead to the bank arranging $10 billion in loan syndication (See "Loan Syndication"). Hire few managers as in management team, employees, lease an office building or acquire one. Start operations in full swing as in production to finance entertainment and media contents for distribution domestically and internationally. Acquisitions of real estate properties, augmentation of the Company's business plan that will include expansion of operations in domestic as in North America that will include neglected neighborhoods; and international as in developing countries. A "Shelf" registration to register $2 trillion in stock of Class A Common Shares. Filing our first all stock tender offers to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock and AT&T Corporation in stock.

LOAN SYNDICATION.

The Company will engage in talks with any prominent "bank" as in financial institution or investment bank to arrange $10 billion in loan syndication as in debt while the Securities and Exchange Commission (the "Commission") is reviewing our registration for our initial public offering. Such arrangement and closing of the $10 billion in syndication must close before the Securities and Exchange Commission declares our registered securities "effective" for sale to the public. The Company will "pledge" our future assets as in entertainment and media contents that will be produced and financed, revenues from such contents; real estate assets and its revenues that will be acquired; $10 billion worth of the Company's future registered securities as in part of $2 trillion in "Shelf" registration that the banks that will participate can structure into different equity and debt instruments to cover part of the loan; future secondary offering to raise $30 billion or more as in initial public offering of Class B Common Stock as in common shares that will be filed with Securities and Exchange Commission ("Commission"); and potential sales of certain assets recommended by regulators that will be used to pay off outstanding debts of acquired entities if such tender offers are successful. It is very important that the Company has not retained any bank or investment bank. And any bank or investment bank has not agreed to such arrangement for the Company. It's criminal and deceptive to establish such scenario. But the Company will start contacting any potential financial institution as in bank or investment bank one day after the Company's Edgar filing as in electronic filing and verified that the filing has been posted on the site of the Securities and Exchange Commission (the "Commission").

LOAN SYNDICATION STRUCTURE.

The Company has outlined the agenda that includes some incentives to close a $10 billion loan syndication:

     * Contact a bank to arrange 49 banks that will total 50 banks to contribute $200 million in capital each. Total of $10 billion.

     * Warrants to purchase Class A Common Stock will be issued to all the 50 banks that participated in the $10 billion loan syndication.

     * Warrants to purchase Class B Common Stock as our Company's Secondary Offering will be issued to all the 50 banks that participated in the $10 billion loan syndication.

     * All 50 banks that participated in the $10 billion loan syndication will receive the underwriting contract of the Company's Secondary initial public offering of Class B Common Stock issue to raise $30 billion.

CORRESPONDENCE(S)

After the verification of our filing as being posted on the web site of Securities and Exchange Commission (the "Commission") the Company will send correspondences to the current chairmen and chief executive officers of General Motors Corporation and its subsidiaries, Hughes Electronics Corporation, AT&T Wireless Services, Inc. and AT&T Corporation about our filing registration for initial public offering with the Securities and Exchange Commission (the "Commission") about the company's intention to file its all stock tender offers to acquire these entities in stock within 30 days after the Securities and Exchange Commission (the "Commission") has declared our securities "effective" for sale to the public. Even though no tender offers filing is guaranteed, at the same time the Company will request General Motors Corporation to cease the talks to sell DirecTV temporary until the Securities and Exchange Commission (the "Commission") has declared our securities "effective" for sale to the public, that will allow us to file the tender offers. This will allow the shareholders of both General Motors Corporation and its subsidiaries, Hughes Electronics Corporation to review our all stock tender offers when filed within 30 days the Securities and Exchange Commission (the "Commission") has declared our securities "effective" for sale to the public. This request will be made to AT&T Corporation as well in regards to the bid it received from Comcast. Our Company's business plan is to combine both the AT&T cable unit and DirecTV unit and turn it to an entertainment and media powerhouse. If such scenario is successful, the regulators will require certain liquidation of assets, we will comply. At the same time we are committed to fight for the shareholders to get the opportunity to evaluate our tender offers.

TENDER OFFER(S).

The Company will request the Securities and Exchange Commission ("Commission") to grant quick approval within 30 days, because the Company will be filing its all stock tender offers to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock and AT&T Corporation in stock in the month of October 2001. The purpose of this initial public offering, no matter how small it's is to file an all stock tender offers after the Securities and Exchange Commission ("Commission") has declared our registered securities "effective" for sale to the public, making us a public entity. Conventional wisdom dictates that no entity receiving total $100,000.00 as in proceeds from the initial public offering will survive as an entity. The Company is committed to conduct a "Shelf" registration of $2 trillion in Class A common shares that will be used in the future to raise capital and conduct acquisitions in stock. This is how our all stock tender offers will look like in terms of what the Company will be paying in stock when we file all necessary documents with the Securities and Exchange Commission ("Commission"):

For every 5 General Motors Corporation Common Shares tendered by Shareholder of General Motors Corporation will receive 1 Common Share of Toks.

For  every  15  Hughes   Electronics   Corporation  Common  Shares  tendered  by
Shareholder  of Hughes  Electronics  Corporation  will receive 1 Common Share of
Toks.

For every 15 AT&T Wireless Services, Inc. Common Shares tendered by Shareholder of AT&T Wireless Services, Inc. will receive 1 Common Share of Toks.

For every 15 AT&T Corporation Common Shares tendered by Shareholder of AT&T Corporation will receive 1 Common Share of Toks.

Due to most Shareholders that might be holding uneven numbers of Shares, Toks has structured a solution. For example if a Shareholder of General Motors Corporation owns 23 General Motors Corporation Common Shares, the Shareholder is only allowed to tendered 20 General Motors Corporation Common Shares that will net 4 Common Shares of Toks. Leaving the Shareholder 4 General Motors Corporation Common Shares that cannot be tendered. The Shareholder will be able to tender those 4 remaining General Motors Corporation Common Shares in the future for Class B Common Shares that will serve as Toks' Secondary Offering as in initial public offering. This time it will be 4 for 4. Those remaining 4 General Motors Corporation Common Shares are paid for. Toks just wants to accommodate the value of the Common Shares. This will apply to Hughes Electronic Corporation, AT&T Wireless Services, Inc. and AT&T Corporation. The beauty of this is some Shareholders will own Class B Common Shares without participating in the Secondary Offering as in initial public offering.

Even though federal securities laws required us to declare "no guarantees" in terms of whatever the Company's business plan is, at the same time we are not about to deny ourselves to voice our business plan. There are no guarantees the shareholders of General Motors Corporation and its subsidiaries, Hughes Electronics Corporation, AT&T Wireless Services, Inc. and AT&T Corporation will accept our all stock "tender offers" when filed. At the same time the Company will not throw in the towel if the tender offers filing is rejected by the shareholders. We will seek other entities that will be amenable to our offers. General Motors Corporation is not the only automotive manufacturer, so is AT&T Wireless as in wireless entity. The point is we will seek others if other say no. One man's meat is another man's poison. There is nothing in federal securities laws that says we cannot seek another entities if other entities reject our offers. We are entitled to issue our securities cleared by a government agency known as Securities Exchange Commission (the "Commission") to conduct acquisitions.


PRESS RELEASE

The Company will retain any prominent public relations entity to conduct a press release of our filing registration of our initial public offering with Securities and Exchange Commission (the "Commission") and our intention to file tender offers in stock to acquire General Motors Corporation and its subsidiaries, Hughes Electronics Corporation in stock; AT&T Wireless Services, Inc. in stock and AT&T Corporation in stock as well. Under federal securities laws we are allowed to release about our filing, since in the long run we will be divulging all of our information as a public entity in the future. We will not engage in any interview, especially the founder, in order to avoid violating any federal securities laws as in "cooling" period while the Securities and Exchange Commission (the "Commission") is reviewing our documents for registration. We will allow people to know and at the same time we will observe federal securities laws. That's the purpose of us filing registration for initial public offering with Securities and Exchange Commission (the "Commission") to observe federal securities laws. In order to learn more about our filing, the public or the media can view our documents on the web site of Securities and Exchange Commission (the "Commission") because the filing is now a public record. That will be our response to any solicitation of interviews. Whatever needs to be said is written down, even though a "Prospectus" is not a complete information.


COMPENSATIONS

The Company has no compensation in place due to lack of sales, revenues, operations and income. The founder has not received any salary since the inception. Also any future compensations to senior executives, managers, employees will be structured and divulged accordingly.


                                   PROPERTIES

Toks has no headquarters are present. The Company is operating from the founder's apartment as a "temporary" location. The Company has no properties.


                                    EMPLOYEES

Toks currently has no employees. The founder is the only person acting on behalf of the whole entity the Company.


                                LEGAL PROCEEDINGS

The Company at present is not engaged in any legal proceedings. If any arise in the future, the Company will defend itself like in all litigations. Also the Company is not filing any lawsuits against any parties or entities. If such occurs, the Company will act accordingly as a plaintiff to support its claim for any reason whatsoever. The founder is not involve any legal proceedings as a defendant or plaintiff. If any arises in the future the founder will retain the rights as a private citizen to defend himself or resolve personal issues through litigation.

                                   MANAGEMENT

At present there are no officers, directors and key employees. Only the founder.

       Name                  Age                           Position
       ----                  ---                           --------

Ade O. Ogunjobi              41                  Chairman and Chief Executive
                                                 Officer

Ade O. Ogunjobi

Ade O. Ogunjobi is the founder of Toks Inc. He will become the chairman of the board and chief executive officer. He will sit on the board as the chairman of all the company's subsidiaries, not divisions. Born in London, England in June 26, 1960 to African/Nigerian parents. A U.S. Naturalized citizen. A 16-year resident of Los Angeles, California. High School education in Nigeria at Loyola College, an all boys catholic school. An alter boy. Three and half years at Los Angeles City College. Accepted at Loyola Marymount University to complete his undergraduate program, but abandoned it to concentrate in raising capital to finance Toks.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the ownership of the Company's shares of Common Stock as in Class A common shares as of October 1, 2000 as vested grant to the founder. The shares are not restricted but unregistered. Each share carries one vote like the rest of the Class A common shares that will be sold and issued to conduct acquisitions as in tender offers.

                           Beneficial Ownership                                      Beneficial Ownership
                           Prior to the Offering                                     After Maximum Offering
                           Number of                                            Number of
Shareholder                Shares                      Percent (1)              Shares            Percent
-----------                ---------                   -----------              --------          -------


Ade O. Ogunjobi            270,000,000(2)                 100%                  270,000,000          99%


---------------

(1) Percentages are calculated to include all outstanding securities and securities deemed outstanding pursuant to Rule 13d-3 (d) under the Securities Exchange Act of 1934

(2) Total of all 270,000,000 Class A common shares granted and fully vested and subject to exercise to full registration as in registered securities in the future six months after the initial public offering.

                          DESCRIPTION OF CAPITAL STOCK

     The Company has not made any Amended Articles of Incorporation yet, including numbers of Common Stock, without par value. Such Amended Articles of Incorporation will be implemented after the initial public offering and before the all stock "tender offers" are filed with Securities and Exchange Commission ("Commission").

COMMON STOCK.

     The holders of the Common Stock are entitled to receive such dividends, if any, as may be declared from time-to-time by the Board of Directors in its discretion from the funds legally available therefore. Buyback programs as in purchasing Company's Common Stock in the open markets, if any as may be declared from time-to-time by the Board of Directors in its discretion from funds legally available therefore. Upon liquidation or dissolution of the Company, after the payment of expenses of the Company, the assets of the Company will be distributed ratably among the holders of the Common Stock. The shares of the Common Stock have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Shares of the Common Stock to be sold by the Company in the offering made hereby, will be fully paid. As of June 30, 2001, there is One holder of Common Stock of the Company.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     There is no established trading market for common shares of the Company's securities. As of June 30, 2001, the Company has granted 270,000,000 shares of common stock as in Class A common shares to the founder, all of which are exercisable. But will not result in majority liquidation. The founder will exercise great caution and conventional wisdom that no individual in his or her right mind will liquidate all his or her share. Just totally unreasonable and impossible. At the same time the founder believes he has every right to own shares in the Company he founded and continue to seek opportunities to fully establish the Company as a bonafide entity. A publicly traded one too when time permits.

     The Company has not paid dividends since its formation and does not currently intend to do so. If such dividends to be paid, the founder's shares will not receive dividends, even after retirement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     A director of the Company may not be personally liable to the Company or its stockholders fro monetary damages fro breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. The provisions of the Company's Bylaws eliminating the liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of monetary damages under causes of action based on federal law.

     Article Ten of the Company's Bylaws provides for indemnification of its officers and directors. In addition, the Company provides director and officer insurance coverage for benefit for its directors and officers.

TRANSFER AGENT AND REGISTRAR.

The Company has no Transfer Agent and Registrar for the Common Stock when the filing registration for its initial public offering with the Securities and Exchange Commission ("Commission") took place. Such Transfer Agent and Registrar for the Common Stock will be contacted by the Company in the future.

STOCK CERTIFICATE.

The Company's Stock Certificate is philosophical in design. The design: A man in a silhouette standing on top of a hill in the evening looking at the sunset glowing in beautiful yellow/golden color. This image signifies the very thought of the end of the day and looking forward to the next day which is very unpredictable, but one can only be hopeful to the unknown.

                              PLAN OF DISTRIBUTION

     The Company is offering up to 20 Shares at a price of $5,000.00 per Share. The Shares will be sold on "best efforts" basis. The offering will terminate 30 days after the date of this Prospectus. Or after the date the United States Securities and Exchange Commission ("Commission") declares the securities or Shares "effective" for sale to the public. The Company may allocate among or reject any subscriptions, in whole or in part.

     The Shares will be offered and sold by the Company's Founder without compensation. If there will be any compensation it will be in form of awarding contract to such entity that will accept to purchase all 20 Shares as in Common Stock Class A common shares. This may include an investment bank or bank the founder will seek or solicit to buy all Shares from the Company in return for providing one stop shop financial products and services to the Company. This will be attractive since over $2 trillion in stock might be issued in the tender offers. Potential $50 billion in debt offering or instruments, assets management that can amount to over $2 trillion. Equity issues that can raise almost $100 billion in capital over the course of years and years of operations. This will be enormous income/fees as in millions and millions of dollars generating services the bank or investment bank will be making from the Company every year. The representative of the Company who is expected to offer and sell the Shares on behalf of the Company is Mr. Ade O. Ogunjobi. Neither the Company nor its founder is registered as broker or dealer under Section 15 of the Exchange Act.

     The Company has not retained an underwriter or any independent broker or dealer to assist in the offer of Shares. It is the Company's intention to sell and offer Shares by contacting perspective investors through appropriate newspaper and magazine advertising as well as through the use of the Internet to electronically deliver copies of this Prospectus to the prospective investors. Or the above strategy of sale of Shares to a bank or investment bank in return for providing one stop shop financial products and services to the Company.

     Another Scenario to sell all 20 Shares as in Common Stock Class A common shares is to contact a founder of a publicly traded entity to purchase all Shares from the Company in return the Company will conduct a M&A with the founder's company by issuing heavy premium Common Stock. There are publicly trade entities with large revenues at the same time the stock is trading below the share price the management team deem unsuitable or believe doesn't reflect the total value of their company.

     Those  subscribing  to  purchase  Shares  must  complete  a Stock  Purchase
Agreement, a form of which is included as in appendix to this Prospectus. Residents of some states must also complete a suitability questionnaire, a form of which is also attached as an appendix to this Prospectus.

     The Company reserves the right to reject any subscription for Shares in its entirety or to allocate Shares among prospective purchasers. If any subscription is rejected, funds received by the Company for such subscription will be returned to the applicable prospective purchaser without interest or deduction.

     Because there is no minimum aggregate offering, certificates representing Shares will be issued to purchasers as subscriptions are accepted by Toks. Until the certificates are delivered to the purchasers, such purchasers, if any, will be deemed subscribers only and not shareholders of the Company. All funds received by the Company will be placed directly in the Company's operating account for immediate use.

     Although it the Company's intention to develop a public market for the Common Stock by soliciting broker/dealers who are members of the NASD to make a market in the Common Stock, to date the Company has not entered into any such arrangements, commitments or understandings with any person with respect to the public market for Common Stock.


                                     EXPERTS


     The Company's founder is responsible for drafting the Prospectus to the best of his ability. Certain legal matters in connection with this offering are not being passed upon for the Company by any legal entity that can also be called law firm.

     The unaudited financial statements included in this Prospectus and elsewhere in the Registration Statement never being examined by any professional independent public accountants, so are not included herein in reliance upon the authority of said firm as expects in giving said reports.

     There is no INDEX TO FINANCIAL STATEMENTS because the Company has no revenues, sales, income, operating costs as in payrolls, etc and other elements associated to a fully entity in operation. It will be a waste of time to arrange such table when it will bear "dash" symbols.


                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and copies of such material can be obtained from the public reference section of the Commission, Washington, D.C. 20549 at prescribed rates. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as part thereof.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            INSTRUCTIONS TO PURCHASE


     The Company's offering is self-underwritten, which means the Company's securities are being sold directly by the Company and not by or through any underwriter or broker-dealer. We are also making our common stock available to a broader segment of the public than most other initial public offerings. Before you make any investment decision remember: THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. SEE "RISK FACTORS" AND "DILUTION" IN THE PROSPECTUS AVAILABLE ON THE WEB SITE OF SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE EDGAR DATABASE OR BY CALLING 1-323-732-0960 AFTER 3:00 P.M. PACIFIC TIME OR WEST COAST TIME AS IN LOS ANGELES, CALIFORNIA FOR A PRINTED COPY OF THE PROSPECTUS.

     The Company has set up several methods of payment. These include Mailed Check, Money Order and Wire Transfer. To purchase the Company's Common Stock as in Class A common shares by mail or by phone. Call (323) 732-0960 after 3:00 p.m. Pacific time or West Coast time as in Los Angeles, California. And the Company will send you a Prospectus containing the directions and the forms for mail or phone orders.


                          STOCK PURCHASE AGREEMENT FORM

     All stock purchasers must fill out and sign the Stock Purchase Agreement included with the Prospectus. The Company will not process your payment nor will it issue your stock certificate unless and until it receives this completed and signed Stock Purchase Agreement. To obtain the Stock Purchase Agreement form from the Company, call 1-323-732-0960 after 3:00 p.m. Pacific time or West Coast time as in Los Angeles, California, and the Company will send you a Prospectus containing the Stock Purchase Agreement form. If you have a hard copy of the Prospectus, use the Stock Purchase Agreement form included as page A-2 in the Prospectus. To guarantee the mailing, use the overnight express delivery mailing systems like United States Postal Service, FedEx or UPS to send your signed Stock Purchase Agreement. Once the payment and signature are received, your stock will be processed promptly.


                            SUITABILITY QUESTIONNAIRE

     Some States require the Company to obtain a completed Suitability Questionnaire from the residents of those States who intend to purchase the Company's common stock. The completed form is maintained in the Company's "temporary" office. Before you invest in the Company we ask that you please fill out the Suitability Questionnaire on the hard copy sent to you as pages A-4 through A-6 of the hard copy of the Prospectus. The Suitability Questionnaire must be returned to the Company along with the completed and signed Stock Purchase Agreement. Once the payment and signed documents are received, your stock purchase will be processed promptly. Again if you do not have the Prospectus yet, call the Company at 1-323-732-0960 and you will be sent a hard copy of the Prospectus containing the Suitability Questionnaire.

                                                   TOKS, INC.
                                                   4234 Montclair Street
                                                   Unit 103
                                                   Los Angeles, California 90018


                   STOCK PURCHASE AGREEMENT AND SIGNATURE PAGE
             (ALL INVESTORS MUST SIGN THIS STOCK PURCHASE AGREEMENT)

Number of shares being purchased: x $5,000.00 per share = total purchase price for shares $


                    PURCHASER DATA (MUST BE COMPLETED FULL):

Full Name of Purchaser (do not use initials):
                                             -----------------------------------

First Full Name (no initials):            Middle Initial     Last Name:
                              ----------                ---           ----------

Residence Address & Zip Code (no P.O. box):
                                             -----------------------------------

Residence Telephone No.:                 -or-  Business Telephone No.
                         ----------------                            -----------

Social Security No. (Individual)               -or-  Tax I.D. Number:
                                 -------------                        ----------

                             SIGNIFICANT DISCLOSURE

THIS STOCK PURCHGASE IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE SECURITIES COMMISSIONS OF THE STATES IN WHICH THE SHARES ARE BEING OFFERED SIGNATURE MUST BE IDENTICAL TO NAME OF REGISTERED OWNER


Printed Name of Purchaser:
                          -----------------------------------------------------

Signature of Purchaser:                                  Date:
                        ---------------------------------     ------------------

Printed Name of Purchaser (if more than one):
                                             -----------------------------------

Signature of Purchaser (if more than one):                        Date:
                                           ----------------------      ---------

                          STOCK CERTIFICATE INFORMATION


The name you wish to appear on the stock certificate:


--------------------------------------------------------------------------------


The address where you would like the stock certificate sent (if same address above, enter "SAME"):

Address:


--------------------------------------------------------------------------------


City:


--------------------------------------------------------------------------------


State:


--------------------------------------------------------------------------------


Zip:

--------------------------------------------------------------------------------

FOR COMPLETION AND EXECUTION BY ARIZONA, ARKANSAS, CALIFORNIA, IDAHO, IOWA, MAINE, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW HAMPSHIRE, NEW MEXICO, NORTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY.



                            SUITABILITY QUESTIONNAIRE

Toks, Inc.
4234 Montclair Street
Unit 103
Los Angeles, California 90018

Re: Offering of Common Stock

Ladies and Gentlemen:

     The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase any of the securities being offered and sold Toks, Inc., a Delaware corporation (the "Company") in connection with the Company's public offering of up to 20 shares of its Common Stock as in Class A common shares (the "Shares"), as more fully described in the Company's Prospectus dated August 24, 2001. I understand that you will rely upon the information for purposes of such determination. I also understand that I may, in your sole discretion, be required to supply such appropriate documentation to you in order to permit you, as may be necessary, to verify and substantiate my status as a resident of the states of who is qualifies to participate in the proposed public offering of Shares.

     All information contained herein will be treated confidentially. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish your belief that the proposed offer and sale of S hares to me was appropriate.

     I hereby provide you with the following representations and information:

          1.   Financial Information:

          (a) My net worth or joint net worth with my spouse (exclusive of home, home furnishings and personal automobiles) is $

          (b) My net worth or joint net worth with my spouse including home, home furnishings and personal automobiles is $

          (c) During the last tax year, my gross income or joint gross income with my spouse was $

          (d) I estimate that during the current tax year I will have gross income or joint gross income with my spouse of at least $


          2. Based upon the information provided in Section 1 above, and based upon other personal information concerning me, I am qualified to participate in the proposed public offering of the Shares because I fall within one of the following categories:


FOR CALIFORNIA, IOWA, MAINE, NORTH DAKOTA AND OREGON RESIDENTS ONLY

---------         I, either alone or with my spouse, have a minimum net worth
                  (excluding home, home furnishings and automobiles) of at least
                  $75,000 and had a minimum gross income of $50,000 during the last tax year and will have (based on good faith estimate) minimum gross income of $50,000 during current the current tax year, and an investment in the Shares will not exceed ten percent (10%) of my net worth.

---------         I, either alone or with my spouse, have minimum net worth
                  (excluding home, home furnishings and automobiles) of $150,000, and an investment in the Shares will not exceed ten percent (10%) of my net worth.

---------         I, either alone or with my spouse, have not previously
                  purchased any securities issued by the Company, and I, either alone or with my spouse will not purchase more than $15,000 of the Shares.

FOR ARIZONA, ARKANSAS, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW MEXICO, SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY

---------         I, either alone or with my spouse, have minimum net worth
                  (excluding home, home furnishings and automobiles) of at least
                  $250,000 and had a minimum gross income of $65,000 during the last tax year and will have (based on good faith estimate) minimum gross income of $65,000 during the current tax year.

---------         I, either alone or with my spouse, have minimum net worth
                  (excluding home, home furnishings and automobiles) of at least
                  $500,000.

---------         I, either alone or with my spouse, will purchase $15,000 or more of the Shares.

---------         I, either alone or with my spouse, had minimum gross income of
                  $200,000 during the last tax year and will have (based on good faith estimate) minimum gross income of $200,000 during the current tax year.

---------         I, either alone or with my spouse, have minimum net worth
                  (excluding home, home furnishings and automobiles) of $1,000,000.

FOR NEW HAMPSHIRE RESIDENTS ONLY

---------         I, either alone or with my spouse, have a minimum net worth
                  (excluding home, home furnishings and automobiles) of at least
                  $250,000.

---------         I, either alone or with my spouse, have a minimum net worth
                  (excluding home, home furnishings and automobiles) of at least
                  $125,000 and had a minimum gross income of $50,000 during the last tax year and will have (based on good faith estimate) minimum gross income of $50,000 during the current tax year.


FOR ALL OTHER STATE RESIDENTS

I am an "Accredited Investor" because I fall within one of the following categories

---------         A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Exchange Act;
                  any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act; any Small
                  Business Investment Company licensed by the United States
                  Small Business Administration under Section 301(C) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by the a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made sole by persons that are accredited investors.

---------         A private business development company as defined in Section
                  202(a)(22) of the Investment Advisers Act of 1940.

---------         An organization described in Section 501(C )(3) of the
                  Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, Not formed for the specific purpose of acquiring the securities offered, With total assets in excess of $5,000,000.

---------         A director, executive officer, or general partner of the
                  issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer.

---------         A natural person whose individual net worth, or joint net
                  worth with that person's spouse, at the time of this purchase exceeds $1,000,000.

---------         A natural person who had an individual income in excess of
                  $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

---------         A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase directed by a sophisticated person who has knowledge and experience in financial and business matters that are he is capable of evaluating the merits and risks of the prospective investment.

---------         An entity in which all of the equity owners are any of the persons referenced above.

         I represent to you that the information contained herein is complete and accurate and may be relied upon by you and that I will notify you immediately of any material change in any such information occurring prior to the closing of the purchase of the Shares, if any, by me.

         IN WITNESS WHEREOF, the undersigned has executed this Suitability Questionnaire as of the date herein below stated.

Date:                                Signature:
     -------------------------                  --------------------------------


                                          Name:
                                                --------------------------------
                                                (Please Print)





NOTE:This document must be executed by the investor and must be returned along with the subscription agreement and signature page. This document cannot be executed by another person on behalf of the investor.

                              PAYMENT ALTERNATIVES


Mailed check --- Money order --- Wire Transfer


1.       MAILED CHECK

     Make your check payable to "Toks, Inc.," and, along with the completed Stock Purchase Agreement, and if necessary, the Suitability Questionnaire, mail to: Toks, Inc., 4234 Montclair Street Unit 103 Los Angeles, California 90018.


2.       MONEY ORDER

     Make your money order payable to "Toks, Inc." and, along with the completed Stock Purchase Agreement, and if Necessary, the Suitability Questionnaire, mail to: Toks, Inc., 4234 Montclair Street Unit 103 Los Angeles, California 90018. You must also complete the Stock Purchase Agreement, and, if necessary, the Suitability Questionnaire.


3.       WIRE TRANSFER

     You may have your local financial institution or any outlets like grocery stores, check cashing places wire the funds to with the appropriate wire transfer instructions. You must first complete the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire. Once we have received the necessary forms, with your signature, we will contact you and provide the wire transfer instructions.


4.       E-MAIL

     You can also e-mail the founder at his e-mail address he is using now as personal to ask questions to request him to make contact with you or log in your suggestion. E-mail is: ade_ogunjobi@hotmail.com

                  [THIS  PAGE INTENTIONALLY  LEFT  BLANK]

              NORTH AMERICAN SECURITIES ADMINISTRATIORS ASSOCIATION

                A CONSUMER'S GUIDE TO SMALL BUSINESS INVESTMENTS


     State laws have been relaxed to make it easier fro small businesses to raise start-up growth financing from the public. Many investors view this as an opportunity to "get in on the ground floor" of emerging businesses and to "hit it big" as these small businesses grow into large ones.

     Statistically, most small businesses fail within a few years. Small business investments are among the most risky that investors can make. This guide suggests items to consider for determining whether you should make a small business investment.


RISKS AND INVESTMENT STRATEGY

     A basic principle of investing in small business is: never make a small investment that you cannot afford to lose entirely. Never use funds that might be needed for other purposes, such as college education, retirement, loan repayment or medical expenses. Instead, use funds that would otherwise be used for a consumer purchase, such as a vacation or down-payment on a boat or RV. Or nice SUV.

     Above all, never let a commissioned securities salesperson or an officer or director of a company convince you that the investment is not risky. Every thing in life is a risk. Any such assurance is almost always inaccurate. Small business investments are generally highly illiquid even though the securities may technically be freely transferable. Thus, you will usually ne unable to sell your securities if the company takes a turn for the worse.

     Also, just because your state has registered the offering does not mean the particular investment will be successful. The states do not evaluate or endorse the investment (If anyone suggests otherwise to you, it is unlawful).

     If you plan to invest a large amount of money in small business, you should consider investing smaller amounts in several small businesses. A few highly successful investments can offset the unsuccessful ones. Even when using this strategy, do not invest funds you cannot afford to lose entirely.

ANALYZING THE INVESTMENT

     Although there is no magic formula for making successful investments decisions, certain factors are often considered particularly important by professional venture investors. Some questions to consider are as follows:

     1. How long has the company been in business? If it is a start-up or has only a brief operating history, are you being asked to pay more than the shares are worth?

     2. Consider whether management is dealing unfairly with investors by taking salaries or other benefits that are too large in view of the company's stage of development or by retaining an inordinate amount of the equity of the company compared with the amount investors will receive. For example, is the public putting up 80% of the money but only receiving 10% of the Company shares?

     3. How much experience does management have in the industry and in a small business? How successful were the managers in previous entities or businesses?

     4. Do you know enough about the industry to be able to evaluate the entity or company and make investment?

     5. Does the company have a realistic marketing plan, and do they have the resources to market the products or services successfully?

     There are many other questions to be answered, but you should be able to answer these before you consider investing.


MAKING MONEY ON YOUR INVESTMENT

     The two classic methods for making money on an investment in a small business are resale in the public securities markets following a public offering and receiving cash or marketable securities in a merger or other acquisition of the company.

     If the company is the type that is not likely to go public or be sold within a reasonable time (i.e., a family-owned or closely-held corporation), it may not be a good investment for you, irrespective of its prospects of success, because of the lack of opportunity to cash in on the investment. Management of a successful private company may receive a good return indefinitely through salaries and bonuses, but it is unlikely that there will be profits sufficient to pay dividends commensurate with the risk of the investment.


OTHER SUGGESTIONS

     The Disclosure Document usually used in public venture offering is the "Form U-7," which has a question and answer format. The questions are designed to bring out particular factors that may be crucial to the proper assessment of the offering. Read each question and answer carefully. If any answer does not adequately address the issues raised by the question, reflect on the importance of the issue in the context of the particular company.

     Even the best venture offerings are highly risky. If you have a nagging sense of doubt, there is probably a good reason for it. Good investments are based on sound business criteria and not emotions. If you are not entirely comfortable, the best approach is usually not to invest. There will be many other opportunities. Do not let a securities salesperson pressure you into making a premature decision.

     It is generally a good idea to see management of the company dace-to-face to size them up. Focus on experience and track record rather than a smooth sales presentation. If at all possible, take a sophisticated business person with you to help in your analysis.

     Beware of information that is different from that in the Disclosure Document or not contained in the Disclosure Document. If it is significant, it must be in the Disclosure Document or the offering will be illegal.


CONCLUSION

     Greater numbers of public investors are "getting in on the ground floor" by investing in small businesses. When successful, these enterprises enhance the economy and provide jobs for its citizens. They can also provide new investment opportunities, but that must be balanced against the inherently risky nature of small business investments.

     In considering a small business investment, you should proceed with caution, and, above all, never invest more than you can lose.


                                       B-2